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                                   EXHIBIT 5


                                  May 16, 2001

Legato Systems, Inc.
2350 West El Camino Real
Mountain View, CA 94040

          Re: Legato Systems, Inc. Registration Statement on Form S-8 for an Aggregate Offering of 3,000,000 shares of common stock.

Ladies and Gentlemen:

          We have acted as counsel to Legato Systems, Inc., a Delaware corporation (the "Company") in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 3,000,000 shares of common stock (the "Shares") for issuance under the 2001 Employee Stock Purchase Plan and 2001 International Stock Purchase Plan (collectively, the "Plans").

          This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

          We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plans. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to duly authorized stock purchase agreements under the Plans and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

          We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

          This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.

                                          Very truly yours,

                                          BROBECK, PHLEGER & HARRISON LLP